Exhibit 99.6

Power of Attorney granted by Richard C. Stoker

LIMITED POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby constitutes and appoints Currell Hunton Tiffany the undersigned's true and lawful attorney-in-fact to:

         (1)     execute for and on behalf of the undersigned, the Schedule 13D to be filed with the United States Securities and Exchange Commission by certain holders of the common stock, par value $3.13 per share (the “Common Stock”), of Fauquier Bankshares, Inc. (the “Company”) who have agreed to vote their shares of common stock and support the election as directors of the Company of Currell Hunton Tiffany and David M. van Roijen, together with any documents required to be filed therewith (including but not limited to any Joint Filing Agreement), (collectively, the "Schedule 13D"), and to execute for and on behalf of the undersigned, any and all amendments to such Schedule 13D;

         (2)     do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such Schedule 13D and any and all amendments thereto and timely file such Schedule 13D and any and all amendments thereto with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

         (3)      take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may                  approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13 of the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 6th day of April, 2009.

By:	/s/ Richard C. Stoker
Richard C. Stoker